                                                                  EXHIBIT (b)(8)




                  Summary Report to the Special Committee of

                           The Board of Directors of

                            McNeil Investors, Inc.

                                 May 25, 1999

                                                                         Eastdil

                               EASTDIL REVIEW OF
                      STANGER PROPERTY VALUATION ANALYSIS

=========================================================================================================================

        McNeil File Review                         Sample Property Inspections
 .  1997 and 1998 actual property performance       . Eastdil to complete a minimum of 18 visits by May 28

 .  1999 budget

 .  1999 April YTD results

 .  Residential and commercial market surveys

 .  Rent rolls

=========================================================================================================================

                                       2
                                                                         Eastdil

---------------------------------------------------------------------------------------------------------------------------------
   Stanger File Review                                                 Primary Research
 .  Rent comparables                                               .  Discussions with owners, appraisers, or leasing agents in selected markets.
 .  Sale comparables

 .  Market information (new supply and demand trends)              .  Eastdil current capital market and assignment experience

 .  Near-term capital requirements

 .  Cash flow projections and assumptions

 .  Valuation parameters (capitalization and discount rates)
---------------------------------------------------------------------------------------------------------------------------------



                              MCNEIL PARTNERSHIPS
                         PROPERTY VALUATION PARAMETERS


---------------------------------------------------------------------------------------------------------------------------------
Property Type                   Valuation Method                         Parameter Range
---------------------------------------------------------------------------------------------------------------------------------
Apartments                    Direct capitalization                       8.5% to 10.5%

Self Storage                  Direct capitalization                       9.5%


                                                                         Eastdil


Office               Discounted cash flow                Discount rate 11.25% to 12.0%
                                                         Residual cap rate 9.5% to 10.0%

Retail               Discounted cash flow                Discount rate 11.5% to 13.0%
                                                         Residual cap rate 10.0% to 11.0%
--------------------------------------------------------------------------------------------------------

                                       4
                                                                         Eastdil

                     MCNEIL REAL ESTATE MANAGEMENT, INC.
                             VALUATION PARAMETERS



[ ]  5-year discounted cash flow analysis*

[ ]  Residual value based on a multiple of 4x to 6x applied to year 6 cash flow

[ ]  Discount rate range of 12.5% to 20.0%

[ ]  Management company sale transactions (comparable multiples)

[ ]  "Alternative" value analysis (GP removal and 24-month forced liquidation)



* Property management fees, asset management fees, and expense reimbursements less expenses.
  (net of GP interests)

                                       5
                                                                         Eastdil

                                  CONCLUSIONS



     Stanger analysis and work product incorporates information and variables necessary to make a properly informed and documented value estimate.

     Stanger valuation parameters are appropriate based on contemporary market standards.

     Stanger value results are reasonable* and fall within a likely price range that would be achieved in a standard sub-portfolio, partnership, or single asset marketing effort.



     *subject to the comments in I-5

                                                                         Eastdil

                              VALUATION COMMENTS



Plaza Westlake
 Adjustment of $6.9 million value to $7.33 million (Stanger approved)

One Corporate Center III
 Stanger adjustment of  $8.96 million value to $9.5 million (Stanger approved)

Springwood Plaza
 Stanger revision of current $3 million value to account for Schnuck's going dark (subject to discussion)

Management Company Value
   Discount rate range of 17.5% to 20.0% is appropriate with a residual value multiple of 4x to 5x
   (subject to final valuation and discussion)

                                       7
                                                                         Eastdil

                                  NEXT STEPS


---    Eastdil engagement letter

---    Draft of opinion letters (global and allocation)

---    Meeting plans


                                       8

                                                                         Eastdil